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                                    FORM 13G

                                  Exhibit 99.2

     In response to the information requested by Item 8 on Page 8, the following is the identity of each person filing this Schedule 13G:

                  TRUSTEES OF THE W.K. KELLOGG FOUNDATION TRUST
                  ---------------------------------------------

                              The Bank of New York

                               Carlos M. Gutierrez

                              William C. Richardson

                               Jonathan T. Walton

     Such persons expressly declare that they do not affirm the existence of a group for purposes other than this joint filing.